Exhibit 99.1

5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Telephone: (972) 668-8834
Contact: Gary H. Guyton
Director of Planning and Investor Relations
Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS
FIRST QUARTER 2015 FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, May 11, 2015 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the three months ended March 31, 2015.

Financial Results for the Three Months Ended March 31, 2015

Comstock reported a net loss of $78.5 million or $1.71 per share for the first quarter of 2015 as compared to net income of $1.2 million or 2¢ per diluted share for the first quarter of 2014.  The first quarter 2015 results include impairments on unevaluated acreage and oil and gas properties of $40.8 million ($26.5 million after tax or 58¢ per share), drilling rig termination fees of $1.8 million ($1.2 million after tax or 3¢ per share) and a net loss on extinguishment of debt of $2.7 million ($1.8 million after tax or 4¢ per share).  Financial results for the first quarter of 2014 included an unrealized loss from derivative financial instruments of $3.6 million ($2.4 million after tax or 6¢ per share).  Excluding these items from each year’s results, the net loss for the first quarter of 2015 would have been $49.0 million or $1.06 per share as compared to net income of $3.6 million or 8¢ per diluted share in the first quarter of 2014.

Comstock produced 1,036,300 barrels of oil and 8.2 billion cubic feet of natural gas or 14.4 billion cubic feet of natural gas equivalent ("Bcfe") in the first quarter of 2015.  Oil production in the first quarter of 2015, which averaged 11,500 barrels of oil per day, grew 11% from the 10,400 barrels per day produced in the first quarter of 2014.  Natural gas production in the first quarter of 2015 declined by 25% from natural gas production of 11.0 billion cubic feet in the first quarter of 2014.  Production in the first quarter of 2015 was adversely impacted by delays in timing of completions in the Company's East Texas Eagle Ford shale wells and the first Haynesville shale well in the 2015 program.  In addition, the Company experienced greater than expected shut-in time for offset frac activity and artificial lift installation in the quarter.

Oil and natural gas prices declined substantially during the first three months of 2015.  Comstock's average realized natural gas price decreased 47% to $2.51 per Mcf in the first quarter of 2015 as compared to $4.70 per Mcf realized in the first quarter of 2014.  The Company's average realized oil price declined by 53% to $44.34 per barrel in the first quarter of 2015 as compared to $95.20 per barrel, including realized hedging losses, in the first quarter of 2014.  The lower realized prices resulted in oil and gas sales declining by 53% to $66.5 million as compared to 2014's first quarter sales (including realized losses from hedging) of $140.6 million.  Operating cash flow (before changes in working capital accounts) of $20.0 million for the first quarter of 2015 also declined from operating cash flow of $97.8 million for the first quarter of 2014.  EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, was $39.8 million in the first quarter of 2015 as compared to EBITDAX of $110.3 million in the first quarter of 2014.

2015 First Quarter Drilling Results

Comstock reported the results to date of its 2015 drilling program.  During the first three months of 2015, Comstock spent $123.2 million on its development and exploration activities and $1.7 million on acreage and other acquisition costs.  Comstock drilled five horizontal oil wells (4.0 net), two horizontal gas wells (2.0 net) and had two wells (1.8 net) drilling at March 31, 2015.  With the continuation of low oil and natural gas prices, Comstock released one of its operated drilling rigs and currently anticipates spending approximately $122 million on development and exploration during the last three quarters of 2015 with activity focused primarily on its Haynesville shale properties in North Louisiana.

In the first quarter of 2015, the Company completed four horizontal Eagle Ford shale wells (2.2 net) in South Texas.  These wells had an average per well initial production rate of 747 barrels of oil equivalent ("BOE") per day (90% oil).  The Company has also completed four wells (3.8 net) on its Burleson County, Texas acreage.  Three of these wells (the Henry A2, A3 and A4) had an average per well initial production rate of 764 BOE per day (80% oil).  The Lewis A1 H had an initial rate of 101 barrels of oil and 2.9 million cubic feet of gas.  The Company has an additional four wells (4.0 net) in Burleson County, Texas that are cleaning up after their respective fracture treatments.

Comstock also reported initial results of its Haynesville shale program.  During the first quarter of 2015, Comstock drilled and completed two new Haynesville shale wells.  Both wells were completed using the Company's enhanced completion design.  The Pyle 6-7 #1-Alt H well in DeSoto Parish, Louisiana, was drilled to a total vertical depth of 11,183 feet with a 7,598 foot lateral.  This well has been tested with an initial production rate of 26 million cubic feet ("MMcf") per day.  This well has the highest initial production rate of any well drilled by the Company.  The second well, the Shahan 5-8 1-Alt H, in DeSoto Parish, Louisiana, was drilled to a total vertical depth of 11,233 feet with a 7,421 foot lateral.  This well has been tested with an initial production rate of 22 MMcf per day.

The Company also performed its first re-frac of a Haynesville shale well during the first quarter of 2015.  Following the re-frac program, the Pace 33 #1 well in DeSoto Parish, Louisiana had an initial production rate of 4 MMcf per day, an eight fold increase from the 0.5 MMcf per day before the re-frac.

Other

Comstock has planned a conference call for 10:00 a.m. Central Time on May 11, 2015, to discuss the operational and financial results for the first quarter of 2015.  Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live web cast or dial 866-953-6856 (international dial-in use 617-399-3480) and provide access code 19320837 when prompted.  If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com.  The web replay will be available for approximately one week.  A replay of the conference call will be available beginning at 2:00 p.m. CT May 11, 2015 and will continue until 11:59 p.m. May 18, 2015.  To hear the replay, call 888-286-8010 (617-801-6888 if calling from outside the US).  The conference call access code is 84026937.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014

Revenues:
Oil sales	$45,953	$90,313
Natural gas sales	20,569	51,596
Total revenues	66,522	141,909

Operating expenses:
Production taxes	2,974	5,601
Gathering and transportation	2,853	3,776
Lease operating	15,136	15,061
Exploration(1)	42,229	—
Depreciation, depletion and amortization	91,889	88,874
General and administrative	7,966	8,369
Impairment of oil and gas properties	403	—

Total operating expenses	163,450	121,681

Operating income (loss)	(96,928)	20,228

Other income (expenses):
Net loss on extinguishment of debt	(2,735)	—
Loss from derivative financial instruments	—	(4,946)
Other income	287	251
Interest expense(2)	(20,754)	(13,680)

Total other income (expenses)	(23,202)	(18,375)

Income (loss) before income taxes	(120,130)	1,853
Benefit from (provision for) income taxes	41,628	(688)
Net income (loss)	$(78,502)	$1,165

Net income (loss) per share:
Basic	$(1.71)	$0.02
Diluted	$(1.71)	$0.02

Dividends per common share	$—	$0.125

Weighted average shares outstanding:
Basic	46,027	46,599
Diluted	46,027	46,749

(1)	Comprised of impairments of unevaluated leases of $40.4 million and rig termination fees of $1.8 million in the three months ended March 31, 2015.
(2)	$0.9 million and $2.2 million of interest expense was capitalized for the three months ended March 31, 2015 and 2014, respectively.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

	Three Months Ended March 31,
	2015	2014

OPERATING CASH FLOW:

Net income (loss)	$(78,502)	$1,165
Reconciling items:
Deferred income taxes	(41,691)	674
Depreciation, depletion and amortization	91,889	88,874
Impairment of oil and gas properties	403	—
Lease impairments and rig termination fees	42,229	—
Loss from derivative financial instruments	—	4,946
Cash settlements of derivative financial instruments	—	(1,297)
Amortization of debt discount, premium and issuance costs	1,061	1,163
Net loss on extinguishment of debt	2,735	—
Stock-based compensation	1,892	2,263
Operating cash flow	20,016	97,788
Excess income taxes from stock-based compensation	1,510	1,098
Decrease (increase) in accounts receivable	15,081	(23,015)
Decrease (increase) in other current assets	7,724	(415)
Increase in accounts payable and accrued expenses	16,527	20,285
Net cash provided by operating activities	$60,858	$95,741

EBITDAX:

Net income (loss)	$(78,502)	$1,165
Interest expense	20,754	13,680
Provision for (benefit from) income taxes	(41,628)	688
Depreciation, depletion and amortization	91,889	88,874
Exploration	42,229	—
Impairment of oil and gas properties	403	—
Loss from derivative financial instruments	—	4,946
Cash settlements of derivative financial instruments	—	(1,297)
Net loss on extinguishment of debt	2,735	—
Stock-based compensation	1,892	2,263
Total EBITDAX	$39,772	$110,319

	As of
	March 31, 2015	December 31, 2014

BALANCE SHEET DATA:

Cash and cash equivalents	$228,896	$2,071
Other current assets	36,379	59,146
Property and equipment, net	2,188,656	2,198,169
Other	26,230	14,951
Total assets	$2,480,161	$2,274,337

Current liabilities	$165,167	$162,171
Long-term debt	1,393,653	1,070,445
Deferred income taxes	114,404	154,547
Other non-current liabilities	15,311	16,902
Stockholders' equity	791,626	870,272
Total liabilities and stockholders' equity	$2,480,161	$2,274,337

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended March 31, 2015
	East Texas/ North Louisiana	South Texas		Other	Total
Oil production (Mbbls)	16	990		30	1,036
Gas production (MMcf)	5,982	1,918		300	8,200
Total production (MMcfe)	6,076	7,860		482	14,418

Oil sales	$725	$43,748		$1,480	$45,953
Natural gas sales	14,380	5,486		703	20,569
Total oil and gas sales	$15,105	$49,234		$2,183	$66,522

Average oil price (per barrel)	$46.36	$44.18		$48.79	$44.34
Average gas price (per Mcf)	$2.40	$2.86		$2.34	$2.51
Average price (per Mcfe)	$2.49	$6.26		$4.53	$4.61

Production taxes	$677	$2,221		$76	$2,974
Gathering and transportation	$1,914	$848		$91	$2,853
Lease operating	$5,911	$8,556		$669	$15,136

Production taxes (per Mcfe)	$0.11	$0.28		$0.16	$0.21
Gathering and transportation (per Mcfe)	$0.32	$0.11		$0.19	$0.20
Lease operating (per Mcfe)	$0.97	$1.09		$1.38	$1.04

Oil and Gas Capital Expenditures:
Exploratory leasehold	$—	$392		$913	$1,305
Development leasehold	377	—		—	377
Exploratory drilling(1)	—	8,302		3,413	11,715
Development drilling	24,347	85,143		—	109,490
Other development	583	1,433		—	2,016
Total	$25,307	$95,270	(2)	$4,326	$124,903	(2)

(1)	Includes rig termination fee of $1.8 million.
(2)	Net of reimbursements received of $0.5 million under the Company's Eagle Ford shale joint venture.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended March 31, 2014
	East Texas/ North Louisiana	South Texas		Other	Total
Oil production (Mbbls)	17	914		4	935
Gas production (MMcf)	8,813	1,807		359	10,979
Total production (MMcfe)	8,914	7,291		384	16,589

Oil sales	$1,585	$88,317		$411	$90,313
Oil hedging settlements(1)	—	—		—	(1,297)
Total oil including hedging	1,585	88,317		411	89,016
Natural gas sales	39,557	10,135		1,904	51,596
Total oil and gas sales including hedging	$41,142	$98,452		$2,315	$140,612

Average oil price (per barrel)	$94.84	$96.62		$96.18	$96.59
Average oil price including hedging (per barrel)	$94.84	$96.62		$96.18	$95.20
Average gas price (per Mcf)	$4.49	$5.61		$5.30	$4.70
Average price (per Mcfe)	$4.62	$13.50		$6.03	$8.55
Average price including hedging (per Mcfe)	$4.62	$13.50		$6.03	$8.48

Production taxes	$812	$4,637		$152	$5,601
Gathering and transportation	$2,706	$974		$96	$3,776
Lease operating	$6,445	$7,946		$670	$15,061

Production taxes (per Mcfe)	$0.09	$0.64		$0.40	$0.34
Gathering and transportation (per Mcfe)	$0.30	$0.13		$0.25	$0.23
Lease operating (per Mcfe)	$0.73	$1.09		$1.74	$0.90

Oil and Gas Capital Expenditures:
Acquisitions	$—	$2,400		$—	$2,400
Exploratory leasehold	—	34,787		4,918	39,705
Development leasehold	86	2,583		—	2,669
Development drilling	689	140,002		—	140,691
Other development	960	1,353		—	2,313
Total	$1,735	$181,125	(2)	$4,918	$187,778	(2)

(1)	Included in loss from derivative financial instruments in operating results.
(2)	Net of reimbursements received of $5.5 million under the Company's Eagle Ford shale joint venture.